                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 2, 1998
                 Date of Report (Date of earliest event reported)


                        TAITRON COMPONENTS INCORPORATED
              (Exact name of registrant as specified in its charter)

         California                       0-25844                95-4249240
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


               25202 Anza Drive, Santa Clarita, California  91355
               (Address of Principal Executive Offices) (Zip Code)

                               (805) 257-6060
                      Registrant's Telephone Number,
                            including Area Code

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     KPMG Peat Marwick LLP was previously the principal accountants for Taitron Components Incorporated (the "Company"). On December 2, 1998, KPMG Peat Marwick LLP was dismissed by the Company as principal accountants and Grant Thornton LLP was engaged as principal accountants to audit the accounts of the company for the year ending December 31, 1998. The decision to change accountants was approved by the Registrant's Audit Committee and the Board of Directors.

     During the fiscal years ended December 31, 1997 and 1996 and through the date of this report, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which disagreement, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused them to make reference to the matter of such disagreement in connection with this report. The accountant's report for the fiscal years ended December 31, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Registrant's two most recent fiscal years and through the date of this report, the Registrant has had no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

     The Registrant has requested that KPMG Peat Marwick LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter is filed as
Exhibit 16 to this report.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits

              16.  Letter from KPMG Peat Marwick LLP dated December 8, 1998.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       TAITRON COMPONENTS INCORPORATED
                                          (Registrant)


Date: December 8, 1998                 By: /s/ David M. Batt
                                          -----------------------
                                       David M. Batt
                                       Chief Financial Officer
                                       (Principal Financial Officer)
                                       (Chief Accounting Officer)








                                      3